EXHIBIT 31.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(a)/15d-14(a)
I, Benjamin J. Schlater, certify that:
1.I have reviewed this amended Report on Form 10-K/A of Ferro Corporation; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Benjamin J. Schlater
Benjamin J. Schlater
Group Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: April 20, 2022